Exhibit 99.2



                      STATEMENT OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the Form 10-Q of Hilb, Rogal and Hamilton Company for the quarter ended June 30, 2002, I, Carolyn Jones, Senior Vice President and Chief Financial Officer of Hilb, Rogal and Hamilton Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         (a) such Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in such Form 10-Q for the quarter ended June 30, 2002 fairly presents, in all material respects, the consolidated financial condition and results of operations of Hilb, Rogal and Hamilton Company and its subsidiaries as of and for the periods presented in such Form 10-Q.



By: /s/Carolyn Jones                              Date:  August 14, 2002
   --------------------------------------               -----------------
   Carolyn Jones
   Senior Vice President and
   Chief Financial Officer